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                                                                   EXHIBIT 10.14



                                MASTER COMMODITY
                                 SWAP AGREEMENT

                            DATED AS OF MAY 15, 1998
                                     BETWEEN
                       CHRISTIANIA BANK OG KREDITKASSE ASA
                                       AND
                          MICHAEL PETROLEUM CORPORATION


         CHRISTIANIA BANK OG KREDITKASSE ASA ("BANK") may from time to time enter into commodity swaps based on fixed and floating rates of interest or on fixed and floating prices of crude oil, natural gas or related products (each, a "SWAP") with MICHAEL PETROLEUM CORPORATION, a Texas corporation (the "COUNTERPARTY"). The specific terms and conditions of each Swap shall be set forth in Bank's telex or facsimile confirmation in the form of Exhibit A hereto ("CONFIRMATION"), reconfirmed by telex or facsimile by the Counterparty in the form of Exhibit B hereto ("RECONFIRMATION"), which telexes and/or facsimiles together with the following terms and conditions shall constitute the terms and conditions of each such Swap, and all Swaps at any time and from time to time outstanding shall collectively constitute a single agreement (the "AGREEMENT") between Bank and the Counterparty, it being understood that the parties would not otherwise enter into any Swap. Counterparty and Bank intend that each such Swap and the Agreement, (i) shall constitute swap agreements that comply with the safe harbor standards set forth in the Commodity Futures Trading Commission ("CFTC") Policy Statement Concerning Swap Transactions, 54 Fed. Section Reg. 30694 (1989), (ii) shall constitute options that are within the trade option exemption promulgated by the CFTC, 17 C.F.R. 32.4(a), and (iii) shall constitute swap agreements that comply with the standards set forth in Part 35 of Chapter 1 of Title 17 of the Code of Federal Regulations.

         Accordingly, Bank and the Counterparty agree as follows:

         1. DEFINED TERMS. The terms "BANK," "SWAP," "COUNTERPARTY," "CONFIRMATION," "RECONFIRMATION," and "AGREEMENT" are defined in the immediately preceding paragraph.

         The terms (if applicable) "FIXED PRICE," "FIXED PRICE PAYOR," "FLOATING PRICE PAYOR," "QUANTITY PER DETERMINATION PERIOD," "QUANTITY MEASUREMENT," "COMMODITY TYPE," "EFFECTIVE DATE," "TERMINATION DATE," "DETERMINATION PERIOD," "PRICE SOURCE" and "FIXED PRICE PER QUANTITY MEASUREMENT," among others, have the meanings, if any, attributed to them in the Confirmation.

         "ACCELERATED TERMINATION DATE" is defined in Section 9.

         "ALTERNATE PRICE SOURCE" in respect of any Trading Day means the Alternate Price Source specified in a Confirmation.

         "AVERAGE FLOATING PRICE" is defined in Section 2.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized by law to close.



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         "CALCULATION AGENT" means Bank.

         "COLLATERAL" is defined in the Loan Agreement; provided, however, upon the payment in full of all of Counterparty's Obligations (other than Obligations pertaining to this Agreement and any other hedge to the extent that Section
11.16 of the Loan Agreement has been satisfied with respect to such hedge) under the Loan Agreement and other Loan Documents and termination of the commitments of the Lenders (as defined in the Loan Agreement) thereunder, the term "COLLATERAL" shall mean either cash collateral or other collateral acceptable to Bank in an amount equal to 110% of Counterparty's "EXPOSURE" (as defined in the ISDA form Master Swap Agreement and determined by Bank at its discretion) pursuant to the terms and provisions of the Standard ISDA form of Credit Support Annex (with such modifications as may be agreed to between Bank and Counterparty).

         "CUSTODIAN" is defined in Section 6.

         "DEBTOR RELIEF LAWS" is defined in the Loan Agreement.

         "DEFAULTING PARTY" is defined in Section 8.

         "DEFAULT RATE" is defined in the Loan Agreement.

         "DESIGNATED ACCOUNT" means the bank account located in the U.S. from time to time designated by a party from which or to which payments under this Agreement shall be made.

         "EARLY TERMINATION DATE" is defined in Section 8.

         "EVENT OF CHANGE" is defined in Section 7.

         "EVENT OF DEFAULT" is defined in Section 6.

         "FEDERAL FUNDS RATE" is defined in the Loan Agreement.

         "FIXED AMOUNT" is defined in Section 2.

         "FLOATING AMOUNT" is defined in Section 2.

         "FLOATING PRICE" in respect of a Trading Day means the closing price or settlement price, as the case may be, per Quantity Measurement for the Commodity Type quoted by or determined from the Price Source. If the Price Source fails to publish or quote the price information required to calculate the Floating Price, then the Alternate Price Source shall be used to calculate the Floating Price in respect of such Trading Day.

         "ILLEGALITY" is defined in Section 7.

         "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place


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of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement).

         "LIEN" means any lien, encumbrance, mortgage or security interest.

         "LOAN AGREEMENT" means the Credit Agreement dated as of May 15, 1998, among the Counterparty, the Lenders named therein and Bank, as Administrative Agent for such Lenders, as the same may hereafter be amended, supplemented or modified from time to time.

         "LOAN DOCUMENTS" is defined in the Loan Agreement.

         "MERGER EVENT" is defined in Section 7.

         "NON-DEFAULTING PARTY" is defined in Section 8.

         "NYMEX" means the New York Mercantile Exchange.

         "OBLIGATIONS" is defined in the Loan Agreement.

         "PAYMENT DATE" shall have the meaning attributed to it in the Confirmation; if no meaning is given the term in the Confirmation it shall mean, with respect to each Swap, the fifth Business Day next succeeding the last Trading Day of each Determination Period.

         "REFERENCE MARKET-MAKERS" means four leading dealers in relevant commodity swap transactions, two chosen by Bank and two chosen by the Counterparty, each selected in good faith from among recognized swap dealers which satisfy substantially all of the criteria that Bank and/or Counterparty applies generally at the time in deciding whether to offer or to make an extension of credit or to enter into transactions similar in nature to the Swaps.

         "TAX" means any present or future tax, levy, import, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

         "TAX EVENT" is defined in Section 7.

         "TRADING DAY" means a day for which the Floating Price for a Swap is determinable.

         "$" and "DOLLARS" each means the lawful currency of the U.S.

         "U.S." means the United States of America.

         2.       CALCULATION OF SWAP PRICES/AMOUNTS.

         (a) the "FIXED AMOUNT" in respect of a Determination Period shall be the product of (i) the quantity per Determination Period of a particular Commodity Type, multiplied by (ii) the Fixed Price.



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         (b)      The "FLOATING AMOUNT" in respect of a Determination Period, unless otherwise specified in a Confirmation, shall be the product of (i) the quantity per Determination Period of a particular Commodity Type, multiplied by
(ii) the Average Floating Price for that Commodity Type (where the "AVERAGE FLOATING PRICE" equals (x) the sum of the Floating Price for each Trading Day in the Determination Period, divided by (y) the number of Trading Days in the Determination Period).

         3.       PAYMENT.

         (a) On the Business Day next succeeding the last Trading Day of a Determination Period, the Calculation Agent shall promptly determine the Fixed Amount and the Floating Amount and shall notify Bank and the Counterparty of the amount that each respectively owes or is owed. If the Fixed Amount is greater than the Floating Amount, the Fixed Price Payor shall pay to the Floating Price Payor on the Payment Date the amount by which the Fixed Amount exceeds the Floating Amount. If the Floating Amount is greater than the Fixed Amount, the Floating Price payor shall pay to the Fixed Price Payor on the Payment Date the amount by which the Floating Amount exceeds the Fixed Amount.

         (b) Notwithstanding Section 3(a), if (i) the Payment Dates for two or more Swaps between Bank and the Counterparty shall fall on the same day, and
(ii) each party is required to pay an amount under such Swaps, then such amounts with respect to each party shall be aggregated and the party obligated to pay the larger aggregate amount will be obligated to pay on the Payment Date to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

         (c) Amounts owed pursuant to Section 3(a) or 3(b) shall be due and payable on the applicable Payment Date. If such amounts or any other amounts payable under this Agreement are not paid when due, such overdue amounts shall bear interest for each day until paid in full, payable on demand, at a rate per annum equal to the Default Rate in effect from time to time on the basis of the actual number of days elapsed from the due date thereof and on the basis of a year of 360 days.

         (d) All payments under this Agreement shall be made in U.S. dollars via wire transfer in Federal or other funds immediately available in New York City to the owed party's Designated Account. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then the party ("X") will:

                  1) promptly notify the other party ("Y") of such requirement;

                  2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 3(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed


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         against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that Y would not be required to be paid for:

                           A) the failure by Y to comply with Sections 4(b) and 4(c) or

                           B) the failure of the representations made by Y in Section 5(h), 5(i) or 5(j), as appropriate, to be accurate and true unless such failure would not have occurred but for an Event of Change described in Section 7(a).

         4.       COVENANTS

         (a) Each party covenants that it will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

         (b) Each party covenants that it will deliver to the other party any forms, documents or certificates reasonably requested by the other party in order to reduce or eliminate any required withholding or deduction for or on account of any Taxes.

         (c) Each party covenants that it will give notice of any failure of a representation made by it under Sections 5(h), 5(i) or 5(j), as appropriate, to be true and accurate promptly upon learning of such failure.

         (d) The Counterparty covenants that at any time and from time to time, at the expense of the Counterparty, the Counterparty will promptly execute and deliver all further instruments and documents, and take all further action to perfect and protect the security interests granted in the Collateral under the other Loan Documents and hereunder or to enable Bank to exercise and enforce rights, remedies and powers of Bank hereunder with respect to any Collateral.

         (e) Each party covenants that all obligations arising out of this Agreement shall be paid and settled in cash and that neither party shall have any obligations, nor shall it be permitted, to deliver in physical form any commodity underlying a Swap.

         5. REPRESENTATIONS AND WARRANTIES. On the date hereof and at the time of entering into this Agreement, each party represents and warrants that:

         (a) it has been duly incorporated or chartered, as applicable, and is validly existing as a corporation or bank in good standing under the laws of the jurisdiction of its incorporation or chartered, as applicable;

         (b) it has the requisite power and authority to enter into and perform this Agreement and the Confirmations or Reconfirmations, as the case may be, hereunder;

         (c) it has taken all necessary action to authorize the entering into and performance of this Agreement and the Confirmations or Reconfirmations, as the case may be, hereunder;

         (d) the entering into and performance of this Agreement and the Confirmations or Reconfirmations hereunder, as the case may be, do not and will not violate or conflict with its charter or




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by-laws (or comparable constituent documents) or any material agreement to which it is a party or by which it or any of its property is bound or, to the best of its knowledge after reasonable inquiry, any order of a court or other agency of government applicable to it;

         (e) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms (except as enforcement may be limited by Debtor Relief Laws);

         (f) it is entering into this Agreement in connection with its line of business or, with respect to Bank, in connection with financial intermediation services and is not entering into the agreement for speculative purposes;

         (g) the material terms of this Agreement have been individually tailored and negotiated;

         (h)      the forms, documents and certificates provided pursuant to
Section 4(b) hereof, if any, are true, correct and complete in all material respects;

         (i) solely with respect to the Counterparty, the Counterparty is a company incorporated under the laws of a state within the United States of America and does not maintain a permanent establishment or otherwise do business in Norway;

         (j) solely with respect to Bank, each payment received by it in connection with this Agreement is effectively connected with its conduct of a trade or business in the U.S.;

         (k) no Event of Default (as defined herein) or Default (as defined in the Loan Agreement) or event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default (as defined herein) or Default (as defined in the Loan Agreement) or, to its knowledge, Event of Change with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing is obligations under this Agreement;

         (l) solely with respect to the Counterparty, all present and future obligations of the Counterparty hereunder and under each Swap are secured by Bank's first priority perfected lien on and security interest in the Collateral and are not supported by the credit of a clearing organization. The Counterparty has good and indefeasible title to or valid leasehold interests in its properties, assets, and leasehold interests, which meet title standards customarily accepted in the oil and gas industry with respect to its working interests and net revenue interests, and none of the Collateral is subject to any Lien except as permitted by the Loan Agreement; and

         (m) it is entering into this Agreement as principal, and it has not advertised or marketed interest rate or exchange transactions, forward rate agreements, or other exchange, commodity price, interest rate protection transactions or options with respect to any such transactions to members of the general public.

         These representations and warranties shall be deemed to be restated by each party at the time each Confirmation and Reconfirmation shall be delivered hereunder.



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         6.       EVENT OF DEFAULT. "EVENT OF DEFAULT" shall mean:

         (a) the failure by Bank or by the Counterparty to make, when due, any payment under this Agreement which failure shall continue for a period of three Business Days after notice from the other party;

         (b) any event of default by Bank or by the Counterparty under any rate swap, rate cap, rate floor, rate collar, currency exchange transaction, forward rate agreement, or other exchange of rate protection transaction, or any commodities-related swap or any combination of such transactions or agreements between the other party hereto and the defaulting party if such event of default has resulted in the designation or occurrence of the early termination of such agreement;

         (c) any of the representations and warranties by the party making such representations and warranties under Section 5 shall prove to have been untrue in any material respect when made or deemed made;

         (d) solely with respect to the Counterparty as the defaulting party, a Default or Potential Default (as defined in the Loan Agreement), shall have occurred;

         (e) the failure by Bank or the Counterparty to observe any material agreement, other than one dealt with in the preceding subsections, contained in this Agreement for thirty (30) days after written notice thereof has been given by the other party;

         (f) Bank or the Counterparty consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity, and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all obligations of Bank or the Counterparty, as the case may be, under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement;

         (g) Bank or the Counterparty (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, any petition or case seeking relief under any existing or future Debtor Relief Law, (iii) makes a general assignment for the benefit of its creditors, (iv) applies for or consents to the appointment of a custodian, receiver, trustee, conservator or other officer with similar powers over it or over any substantial part of its property ("CUSTODIAN") or (v) takes corporate action for the purpose of any of the foregoing;

         (h) a court or governmental authority, agency, instrumentality or official of competent jurisdiction enters or issues an order or decree with respect to Bank or the Counterparty (i) appointing a Custodian, (ii) constituting an order for relief under, or approving a petition or case for relief or reorganization or any other petition or case to take advantage of, any Debtor Relief Laws or (iii) ordering its dissolution, winding-up or liquidation; or

         (i) a petition or case for any purpose specified in Section 6(g) or (h) above is filed against Bank or the Counterparty and is not dismissed or undischarged within thirty (30) days.

         7.       EVENT OF CHANGE. "EVENT OF CHANGE" shall mean:

         (a) the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or the application or interpretation of any law, as determined by a court or regulatory authority


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of competent jurisdiction or as determined by the opinion of independent counsel mutually acceptable to Bank and the Counterparty) that occurs after the date on which a Swap is entered into which would result in the imposition of a tax in a material amount by any government or taxing authority upon a party hereto with respect to a payment under this Agreement which would require a party (the "AFFECTED PARTY") to make an additional payment hereunder in a material amount pursuant to Section 3(d) hereof (a "TAX EVENT");

         (b) the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or the application or interpretation of any law, as determined by a court or regulatory authority of competent jurisdiction or as determined by the opinion of independent counsel mutually acceptable to Bank and the Counterparty) that occurs after the date on which a Swap is entered into which would result in the execution and delivery of this Agreement or the performance of any obligation of either of the parties under this Agreement being unlawful (an "ILLEGALITY"); and

         (c) a party consolidates or merges with or into, or transfers all or substantially all its assets to another entity and such action does not constitute an Event of Default under Section 6(f) and in the case of such event with respect to a party (the "MERGED PARTY"), the other party (the "TERMINATING PARTY") determines, in its sole and reasonable discretion, that the creditworthiness of the Merged Party is not acceptable to the Terminating Party (a "MERGER EVENT").

         8.       EARLY TERMINATION.

         (a)      If an Event of Default pursuant to subsection (a), (b), (c),
(d), (e), (f), (g) or (h) of Section 6 shall have occurred and be continuing, the non-defaulting party ("NON-DEFAULTING PARTY") may designate an early termination date ("EARLY TERMINATION DATE") upon two Business Days' notice to the defaulting party ("DEFAULTING PARTY"); if an Event of Default pursuant to subsection (i) of Section 6 shall have occurred, the Early Termination Date shall automatically be the day immediately preceding the date of such Event of Default and no notice to the Defaulting Party shall be required. Upon the Early Termination Date, the parties' obligations under this Agreement shall terminate, except for the obligations contained in Section 8(b).

         (b) Upon the Early Termination Date, (i) the Defaulting Party shall owe the Non-Defaulting Party the sum of (I) the aggregate amount, if any, owed by the Defaulting Party to the Non-Defaulting Party under this Agreement and (II) any damages, costs, losses or expenses (or gain, in which case is expressed as a negative number) resulting from the designation of the Early Termination Date incurred by the Non-Defaulting Party, determined in a commercially reasonable manner, and including (without limitation) any damages, losses, costs, or expenses (or gain) incurred in obtaining, liquidating or employing hedges against the Swap positions and in replacing the terminated Swaps with equivalent positions; and (ii) the Non-Defaulting Party shall owe the Defaulting Party the aggregate amount, if any, owed by the Non-Defaulting Party to the Defaulting Party under this Agreement. Notwithstanding the foregoing, if the amount calculated above in clauses (i) and (II) in this
Section 8(b) is a positive number, the Defaulting Party will pay it to the Non-Defaulting Party; provided, however, that if such amount is a negative number, the Non-Defaulting Party will pay the absolute value of that amount to the Defaulting Party. For purposes of calculating amounts owed pursuant to
Section 3(a) of this Agreement in the event of early termination under this Section, the Early Termination Date shall be deemed to be the last day of the final Determination Period. Along with its designation of an Early Termination Date, the Non-Defaulting Party shall provide its computation of damages, costs, losses and expenses pursuant to clause (i)(II) above, in reasonable detail and accompanied by reasonable corroborating documentation; however, the amount due under clause (i)(II) above shall be only that amount mutually agreed upon by the parties or, failing such agreement, that amount determined to be the average of the calculations from Reference Market-makers, discarding the highest and lowest quotations.


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         The party owing the higher amount under clauses (i) and (ii) above shall pay to the other party within two business days of the Early Termination Date the excess of the higher amount over the smaller amount.

         9.       ACCELERATED TERMINATION.

         (a) Upon the occurrence of an Event of Change, the party becoming aware thereof shall promptly notify the other party specifying the nature thereof and the affected Swaps, and both parties shall make reasonable efforts to make arrangements to avoid the imposition of any tax contemplated by Section 7(a) or to avoid the performance of any of the obligations of either of the parties under this Agreement from being unlawful as contemplated by Section 7(b); provided that this subsection shall not impose on either party any obligation other than to negotiate in good faith to make such arrangements as will not adversely affect either of the parties.

         (b) If an Event of Change shall have occurred and be continuing, and if an arrangement is not made pursuant to Section 9(a) within fifteen (15) days, then the Affected Party (in the event of a Tax Event), the Terminating Party (in the event of a Merger Event), or either party (in the event of an Illegality) may designate an accelerated termination date ("ACCELERATED TERMINATION DATE") upon two Business Days' notice to the other party. Upon the Accelerated Termination Date, the parties' obligations under this Agreement shall terminate, except for the obligations contained in the remainder of this subsection. The party having the larger net gain or smaller net loss as a consequence of the termination of the parties' obligations under this Agreement shall pay to the other party an amount equal to one-half of the difference between such net gain and net loss. Such net gain and net loss shall be determined in a commercially reasonable manner and shall include (without limitation) any damages, losses, costs, or expenses incurred in obtaining, liquidating or employing hedges against the Swap positions and in replacing the terminated Swaps with equivalent positions. Along with its designation of an Accelerated Termination Date, the party making such designation shall provide its computation of such net gain or net loss to both parties as a consequence of the termination of the parties' obligations under this Agreement, in reasonable detail and accompanied by reasonable corroborating documentation; however, the amount due under this subsection shall be only that amount mutually agreed upon by the parties or, failing such agreement, that amount determined to be the average of the calculations from Reference Market-makers, discarding the highest and lowest quotations. The intent of this subsection is to leave each party in an equal financial position (vis-a-vis this Agreement) as a result of an Event of Change.

         10. COLLATERAL. The obligations of the Counterparty hereunder are secured by the Collateral, and the Counterparty shall deliver to Bank such documents as shall be reasonably requested by Bank to perfect and enforce the Bank's liens and security interests with respect thereto.

         11. OFFICER'S CERTIFICATE. Promptly after the execution of this Agreement, each party shall deliver to the other party an officer's certificate as to the due authorization, execution and delivery of this Agreement, including the specimen signature(s) of the officer(s) executing this Agreement.

         12. WAIVERS. Any failure or delay by either party to exercise any right, in whole or in part, hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time hereunder.

         13.      ASSIGNMENT. Except as may be contemplated for purposes of
Section 9(a), neither this Agreement, any right or interest herein nor any payment due to either party hereunder may be assigned as security or otherwise by the Counterparty and any purported assignment in violation of this provision shall



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be null and void; provided, however, that Bank may assign its rights hereunder to (i) any affiliate of Bank, or (ii) another financial institution or accredited investor, which in either case shall have a similar credit rating as Bank.

         14. OPINION OF COUNSEL. Promptly after execution of this Agreement, the Counterparty shall deliver to Bank an opinion of counsel in form and substance acceptable to Bank and its counsel.

         15. NOTICES. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the address set out below; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as follows:

                  (i)      if to Bank, at

                           Christiania Bank og Kreditkasse ASA
                           11 West 42nd Street, 7th Floor
                           New York, New York 10036
                           Attn:  David Nahor
                           Telephone: (212) 789-8705
                           Fax: (212) 827-4888

                  (ii)     if to the Counterparty, at

                           Michael Petroleum Corporation
                           13101 Northwest Freeway, Suite 320
                           Houston, Texas 77040
                           Attn: Vice President - Finance
                           Telephone: (713) 895-0909
                           Fax: (713) 895-0320

         16. SET-OFF; COUNTERCLAIM. Without affecting the provisions of Sections 3(b), 8(b) and 9(b), all payments under this Agreement will be made without set-off or counterclaim, provided, however, that Bank shall have the right without prior notice to the Counterparty, any such notice being expressly waived by Counterparty to the extent permitted by applicable law, upon any amount becoming due and payable by the Counterparty (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provision in final) in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Bank to or for the credit or the account of the Counterparty. Bank agrees promptly to notify the Counterparty after any such setoff and application made by Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         17. AMENDMENTS. No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties.



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         18.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ANY CONFLICTS OF LAW RULES).

         19. JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and to the Federal courts situated in the Southern District of New York (without recourse to arbitration) and irrevocably waives, to the fullest extent permitted by law, any defense to any such claim brought in such courts based on such claim's having been brought in an inconvenient forum. This Agreement has been entered into in New York, New York, and it shall be performable for all purposes in New York. Each party irrevocably consents to the service of process or other summons relating to any such action or proceeding by registered or certified mail, postage prepaid, to it at the address given in or pursuant to Section 15, provided the postal service is then in operation. To the extent that either party or any of its property or revenues has or hereafter may acquire any immunity for set off, jurisdiction, suit, judgment, attachment prior to judgment or in aid of execution, or execution, on the grounds of sovereignty or other grounds, each party irrevocably waives such right of immunity in respect of its obligations under this Agreement. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by applicable law in any jurisdiction. Nothing herein or in any of the other Loan Documents shall affect the right of Bank to serve process in any other manner permitted by law or shall limit the right of Bank to bring any action or proceeding against the Counterparty with respect to any of the Counterparty's property in courts in other jurisdictions.

         20. ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. ALL PROPOSALS, NEGOTIATIONS AND REPRESENTATIONS RELATING TO THIS AGREEMENT AND THE SUBJECT MATTER HEREOF ARE MERGED HEREIN.

         21. SEVERABILITY. Except as otherwise provided in Sections 7 and 9, any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         22. COUNTERPARTS. This Agreement be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         23. INCONSISTENCIES. In the event of any inconsistency between the provisions of any Confirmation and this document, the provisions of such Confirmation shall prevail.

         24. SINGLE AGREEMENT. Bank and the Counterparty expressly acknowledge that they have entered into this Agreement with the intention that this Agreement and all Swaps at any time and from time to time outstanding shall collectively constitute a single agreement between them, it being understood that the parties would not otherwise enter into any Swap.

         25. CANCELLATION. The parties may cancel any Swap hereunder on such terms as may be mutually agreed. In such event, the Payment Date with respect to any such canceled Swap shall be three (3) Business Days after the effective date of such cancellation unless a different Payment Date is specified in the mutual agreement to cancel, in which case the specified date shall be the Payment Date.

         26. WAIVER OF JURY TRIAL. THE COUNTERPARTY AND BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO DEMAND A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         27. MARKET DISRUPTION. The parties agree that, with respect to any provision under this Agreement or under any Swap hereunder with respect to which a price quoted by NYMEX is necessary and for which such price is not determinable due to material disruption or suspension in the trading of such contract, if such disruption or suspension is likely to continue for the foreseeable future, unless otherwise provided in the relevant Confirmation, the parties shall use all reasonable efforts to agree on a comparable successor index.

         28. SECURITIES LAWS. The parties agree that neither this Agreement nor any Confirmation or Reconfirmation is intended to evidence a purchase or sale of a security within the meaning of any law (or the application or interpretation of any law, as determined by a court or regulatory authority).


                [The remainder of this page has been left blank.
                     Signatures are on the following page.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CHRISTIANIA BANK OG KREDITKASSE ASA        MICHAEL PETROLEUM CORPORATION



By: /s/ WILLIAM S. PHILLIPS                By: /s/ MICHAEL L. FARMAR
   --------------------------------           --------------------------------
Name:   William S. Phillips                Name:   Michael L. Farmar
     ------------------------------             ------------------------------
Title:  Vice President                     Title:  President
      -----------------------------              -----------------------------




By: /s/ PETER M. DODGE
   --------------------------------
Name:   Peter M. Dodge
     ------------------------------
Title:  First Vice President
      -----------------------------


                                                            Exhibit "A" - Page 1

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